UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue,

Oklahoma City, Oklahoma 73107

Registrant’s telephone number, including area code: (405) 235-4546

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, LSB Industries, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Company’s stockholders approved the LSB Industries, Inc. 2016 Long Term Incentive Plan (the “2016 LTIP”). The effective date of the 2016 LTIP is April 19, 2016 and no Awards may be granted under the 2016 LTIP on and after the tenth anniversary of its effective date. The following is a brief description of the 2016 LTIP. This description does not purport to be a complete description of all of the provisions of the LTIP and is qualified in its entirety by reference to the full text of the 2016 LTIP, which was attached as Appendix A to Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2016.

Prior Equity Compensation Plans

No further awards will be granted under the LSB Industries, Inc. 2008 Incentive Stock Plan (the “Prior Plan”) or the Outside Directors Stock Purchase Plan (the “Director Equity Plan”) on or after the effective date of the 2016 LTIP. Any Awards that remain outstanding under the Prior Plan or the Director Equity Plan will continue to be governed by the respective plan’s terms and the terms of the specific award agreement, as applicable.

General

The 2016 LTIP permits the grant of a number of different types of awards to employees, directors and consultants of the Company or its subsidiaries, including the grant of (i) incentive stock options (“Incentive Options”) intended to comply with Section 422 of the Internal Revenue Code (the “Code”), (ii) stock options that do not constitute Incentive Options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock units, (vi) dividend equivalents, (vii) awards of unrestricted shares of common stock, (viii) other awards related to the Company’s common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock), (ix) cash awards, (x) conversion awards, (xi) awards, the grant, exercise, vesting or settlement of which are subject to one or more performance standards, and (xii) any combination of such awards (collectively referred to as “Awards”).

Administration

The Board of Directors of the Company (the “Board”) has appointed the Compensation Committee of the Board (the “Compensation Committee”) to administer the 2016 LTIP, except in the event the Board chooses to take action under the 2016 LTIP or as otherwise provided in the 2016 LTIP.

Number of Shares

The maximum aggregate number of shares of common stock of the Company reserved and available for issuance for Awards under the 2016 LTIP shall not exceed 2,750,000 shares of common stock plus any shares of common stock that become available for reissuance under the share counting provisions of the Prior Plan following the effective date of the 2016 LTIP, in each case subject to any adjustment due to recapitalization or reorganization as permitted under the 2016 LTIP. Shares of common stock subject to any Award that is canceled, forfeited, expires unexercised, is settled in cash in lieu of common stock or is otherwise terminated without a delivery of shares to a Participant will again be available for Awards under the 2016 LTIP to the extent allowable by law. Notwithstanding the foregoing, (a) shares tendered or withheld in payment of any exercise or purchase price or related taxes, (b) shares that were subject to a stock option or a stock appreciation right but were not issued or delivered as a result of net settlement or net exercise, and (c) shares repurchased on the open market with the proceeds of a stock option’s exercise price, in each case, will not be available for future Awards under the 2016 LTIP. An Award that is settled in cash will not count against the share limits in the 2016 LTIP.

Limitations on Awards to Covered Employees.

In each calendar year during any part of which the 2016 LTIP is in effect, a Covered Employee (as defined in the 2016 LTIP) may not be granted Awards intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code) (a) to the extent such Award is based on a number of shares of stock (other than such an Award designated to be paid only in cash), relating to more than 1,000,000 shares of stock, subject to adjustment as provided in the 2016 LTIP, and (b) to the extent such Award is designated to be paid only in cash or the settlement of such Award is not based on a number of shares of stock, having a value determined on the date of grant in excess of $5,000,000.

Limitations on Awards to Non-Employee Directors.

In each calendar year during any part of which the 2016 LTIP is in effect, a non-employee member of the Board may not be granted Awards of any type having a total cumulative value (determined, if applicable, pursuant to FASB ASC 718) greater than $500,000; except that, the foregoing limits shall be without regard to grants of Awards made to any non-employee director in any capacity other than in the capacity as a director of the Company.

Subdivision or Consolidation of Shares.

If any change is made to the Company’s capitalization, appropriate adjustments will be made by the Compensation Committee as to the number and price of shares subject to an Award under the 2016 LTIP, the securities covered by such Award, the aggregate number of shares of common stock of the Company available for the issuance of Awards under the 2016 LTIP, and the maximum annual per person compensation limits on share-based Awards.

Change of Control.

Except to the extent otherwise provided in any applicable Award agreement, vesting of any Award will not occur solely upon the occurrence of a “Change of Control” (as defined in the 2016 LTIP). In the event a Change of Control should occur, the Compensation Committee, in its discretion, may, but shall not be required to, take any one or more of the following actions, which may vary among individual holders and among Awards held by any individual holder: (a) remove forfeiture restrictions on any Award, (b) accelerate the time of exercisability of an Award so that such Award may be exercised for a limited period of time on or before a date specified by the Compensation Committee, after which all unexercised Awards shall terminate, (c) cause the surviving entity to assume, substitute, or continue any outstanding Awards, (d) require the mandatory surrender to the Company of outstanding Awards for cash consideration, (e) cancel Awards that are unvested as of the date of a Change of Control without payment of consideration, or (f) make such other adjustments to Awards then outstanding as the Compensation Committee deems appropriate to reflect such Change of Control.

Amendment.

Without stockholder or Participant approval, the Board may amend, alter, suspend, discontinue or terminate the 2016 LTIP or the Compensation Committee’s authority to grant Awards under the 2016 LTIP, except that any amendment or alteration to the 2016 LTIP, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of the NYSE.

No Repricing of Options or SARs.

Other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the 2016 LTIP, the Compensation Committee is prohibited from making any adjustment or approving any amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted under the 2016 LTIP, whether through amendment, cancellation and exchange for cash or replacement grants, or other means, unless the Company’s stockholders shall have approved such adjustment or amendment.

Clawback.

The 2016 LTIP is subject to any written clawback policies that the Company may adopt, either prior to or following the effective date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to 2016 LTIP.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting, the stockholders: (i) elected the three director nominees listed in the Company’s proxy statement to serve on the Board for terms expiring in 2019; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016; (iii) approved, on an advisory basis, a resolution approving the 2015 compensation of the Company’s named executive officers, which is commonly referred to as a “say-on-pay vote; and (iv) approved the 2016 LTIP and the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code.

The final voting results for each of these matters are set forth below.

1. Election of three nominees to the Company’s Board

Name	Number of Votes For	Number of Votes Withheld
Jonathan S. Bobb	19,174,022	1,614,190
Jack E. Golsen	18,290,542	2,497,670
Richard S. Sanders, Jr.	18,790,378	1,997,834

In addition, there were 4,809,782 broker non-votes associated with respect to each nominee. All director nominees were duly elected at the 2016 Annual Meeting. Each of the individuals named in the above table will serve as director until the 2019 annual meeting of stockholders or until his successor is duly elected and qualified.

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2016

For	Against	Abstain
25,172,888	382,943	42,163

There were no broker non-votes on this matter.

3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
14,244,436	6,431,886	111,890	4,809,782

4. Approval of the Company’s 2016 LTIP and approval of the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code

For	Against	Abstain	Broker Non-Votes
14,470,970	6,139,419	177,823	4,809,782

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2016

LSB INDUSTRIES, INC.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Senior Vice President and General Counsel